UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2005

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

119 Fourth Avenue

Needham, Massachusetts  02494-2725

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 1.01. Entry into a Material Definitive Agreement.

On March 14, 2006, AVANT Immunotherapeutics, Inc. (the “Company”) entered into an Amendment Agreement to the Purchase Agreement (the “Amendment”) with PRF Vaccine Holdings LLC, a Delaware limited liability company (“PRF”), an Affiliate of Paul Royalty Fund II, L.P., a Delaware limited partnership. The Amendment accelerates the payment date for the $40 million “E.U. Commercial Launch Payment” milestone for Rotarix® under the Purchase Agreement between the Company and PRF, dated as of May 16, 2005 (the “Purchase Agreement”). As a result, the $40 million milestone payment to the Company is now due on March 17, 2006. In addition, the Amendment amends the confidentiality provisions contained in Section 5.04 of the Purchase Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to all the terms of the Amendment, attached hereto as Exhibit 10.1.

On March 15, 2006, the Company issued a press release announcing the acceleration of the payment date for the $40 million milestone payment from PRF, which is now to be received by the Company on March 17, 2006. A copy of the Press Release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Amendment Agreement to Purchase Agreement between AVANT Immunotherapeutics, Inc and PRF Vaccine Holdings LLC, dated as of March 14, 2006
99.1	AVANT Immunotherapeutics, Inc. Press Release, dated March 15, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Dated: March 15, 2006	By:	/s/ Avery W. Catlin
Avery W. Catlin
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following designated exhibits are included herewith:

Exhibit Number	Description of Exhibit
10.1	Amendment Agreement to Purchase Agreement between AVANT Immunotherapeutics, Inc and PRF Vaccine Holdings LLC, dated as of March 14, 2006
99.1	AVANT Immunotherapeutics, Inc. Press Release, dated March 15, 2006